Exhibit 10.12

Amendment Number 2

to

OEM Purchase and License Agreement

Between EMC Corporation and Brocade Communications, Inc.

OEM Agreement Number OEM 051208 Dated May 20, 2008

This Amendment Number 2 (“the Amendment”) to the OEM Purchase and License Agreement (the “Agreement”) dated May 20, 2008 BROCADE Communications Systems, Inc., a Delaware corporation with an office located at 1745 Technology Drive, San Jose, California 95110, and BROCADE Communications Switzerland SarL., a Geneva corporation with principal offices at 29 Route de l’Aeroport, Case Postale 105, CH-1215, Geneva 15, Switzerland, and BROCADE Communications Services Switzerland, SarL,, a Geneva corporation with principal offices at 29 Route de l’Aeroport, Case Postale 105, CH-1215, Geneva 15, Switzerland (collectively, “BROCADE”), and EMC Corporation, 176 South Street, Hopkinton, MA 01748 together with its designated Subsidiaries (“EMC”), and commences on the date accepted and executed by BROCADE (“Effective Date”).

RECITALS

WHEREAS, the parties wish to amend the Agreement so as to 1) define Marketing Development Funding; and 2) revise Product Discontinuance requirements;

NOW THEREFORE, in consideration of the above and the other respective promises of the parties set forth herein, the parties hereto agree as follows:

1.0	Add the following terms and conditions to Section 5.4, Marketing Development Funds.

Brocade and EMC have agreed to marketing development funding for the period October 1, 2009 through September 30, 2011 and will automatically renew for additional successive one-year terms unless either party provides [**] days’ notice of termination prior to any renewal periods. The terms and conditions for the program are contained in the “EMC Marketing Development Fund (MDF) Program Guidelines” effective October 1, 2009 (“MDF Guidelines”). Key terms included in the MDF Guidelines as of October 1, 2009 are:

•

Brocade will provide to EMC MDF funds in the amount of [**]% of EMC’s previous calendar quarter’s net sell-through of Brocade hardware and software, exclusive of service and maintenance, as calculated by Brocade. Brocade agrees to provide EMC an itemized breakdown of EMC’s net quarterly sell-through no later than (10) business days after the close of EMC’s quarter. Net revenue is defined as gross sell through revenue less Sales Promotions, Deals desk, Growth Programs, Rebates and current funded headcount. Current funded headcount is defined as the [**] program management resources presently employed at EMC that support Brocade activity. Brocade will remit payment to EMC thirty (30) days after the close of the previous EMC quarter end.

•	EMC will hold the MDF funds.

•

EMC will provide Brocade a monthly report of all approved MDF expenditures no later than ten business days’ after the end of the previous month. If MDF expenditures have not been pre-approved by Brocade for such submitted expenses, Brocade reserves the right to withhold crediting EMC for such unapproved expenditures on the next quarterly payment to EMC.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•

MDF funds expire at the end of each [**] month period from issuance. If EMC and Brocade fail to spend the funds [**] months from the time of issuance, Brocade will withhold crediting EMC for the value of the expired funds on the next quarterly payment to EMC.

•

Partner Agreement Termination. For MDF funds not expended upon termination of this MDF Program, EMC shall have [**] months from the termination effective date to reconcile activities conducted prior to the termination effective date and to expend all remaining funds. EMC agrees to return such unexpended funds to Brocade, in the form of a check, no later than [**] calendar days after the end of such [**] month period. Upon termination of our OEM PURCHASE AND LICENSE AGREEMENT, dated May 20, 2008, EMC agrees to return unexpended funds to Brocade within [**] calendar days of the termination effective date.

If there is conflict between the terms and conditions in this Section 5.4 and the “EMC Marketing Development Fund (MDF) Program Guidelines effective October 1, 2009” (“MDF Guidelines”) as updated from time to time by mutual agreement of the parties, the MDF Guidelines shall prevail.

2.0	Delete Section 8.4, Product Discontinuance, in its entirety, and replace with the following language:

8.4 Product Discontinuance: Brocade reserves the right to discontinue Products by notifying EMC in writing at least [**] days prior to the discontinuance date, subject to a mutually agreed upon end of life plan. Prior to such discontinuance date, EMC may place with Brocade [**] purchase order for such discontinued Product including Spares. Such [**] purchase orders may specify that the requested Products be shipped to EMC or EMC’s Customers over the [**] day period following the discontinuance date.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number 2 to OEM Purchase and License Agreement by their duly authorized representatives. This Agreement shall not be effective until executed by Brocade and accepted by an authorized representative of EMC.

Executed and agreed to:		Accepted and agreed to:
BROCADE Communication Systems, Inc. “BROCADE”		EMC Corporation (EMC)

By:	/s/ Charles Leeming	By:	/s/ Michael P. Kerovac
Name:	Charles Leeming	Name:	Michael P. Kerovac
Title:	VP, OEM Sales	Title:	Sr. VP GPO

Signed & Effective Date: 1/29/10		Date: 2/02/10

BROCADE Communication Switzerland, SarL

By:	/s/ Ulrich Plechschmidt
Name:	Ulrich Plechschmidt
Title:	Vice President EMEA

Date: 01- February - 2010

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.